Exhibit 10.1

1400 Seaport Boulevard
Redwood City
California 94063
U.S.A.

main +1 650 562 0200
fax +1 650 817 1499
www.openwave.com

January 25, 2005

Simon Wilkinson

Chadwick House Suite A

Birchwood Park

Warrington WA3 6AE England

Re: Amendment to Employment Agreement

Dear Simon:

This letter amends your employment agreement between you and Openwave Systems Limited (formerly, Magic4 Limited, hereafter, the “Company”) dated May 11, 2004 (the “Original Employment Letter”).

Job Title:	Senior Vice President and General Manager, Client Business.

Reporting To:	Chief Executive Officer (as applicable, other references to Senior VP, Worldwide Customer Operations in the Original Employment Letter shall be replaced by Chief Executive Officer).

Base Salary:	Great Britain Pound 156,757 per annum, effective as of January 16, 2005.

Executive Target Bonus:	100% of Base Salary.

Should you relocate to the United States with this position, your Base Salary referred to above shall be U.S.$290,000 per annum and you shall enter into a new employment agreement with Openwave Systems Inc.

Except as otherwise provided herein, the terms and conditions of your Original Employment Letter shall remain in effect.

Please review these terms to make sure they are consistent with your understanding. If so, please return the original signed letter to Amy Meyer within five days of your receipt of this letter.

Accepted by:

/s/ Mark Alloy Mark Alloy	/s/ Simon Wilkinson Simon Wilkinson
Director